UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 13, 2016

MORNINGSTAR, INC.

(Exact name of registrant as specified in its charter)

Illinois (State or other jurisdiction of incorporation)	000-51280 (Commission File Number)	36-3297908 (I.R.S. Employer Identification No.)

22 West Washington Street

Chicago, Illinois

(Address of principal executive offices)

60602

(Zip Code)

(312) 696-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.07.  Submission of Matters to a Vote of Security Holders.

Morningstar, Inc. (Morningstar) held its Annual Shareholders’ Meeting on May 13, 2016, for the purpose of electing directors, reapproving the performance measures included in the Morningstar, Inc. 2011 Stock Incentive Plan (Stock Plan), and ratifying the appointment of KPMG LLP (KPMG) as Morningstar’s independent registered public accounting firm for 2016.

Each of the nominees for director, as listed in the proxy statement, was elected with the number of votes set forth below:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Joe Mansueto	39,811,780	240,646	1,529	1,496,312
Don Phillips	39,872,105	180,461	1,389	1,496,312
Robin Diamonte	40,003,443	42,171	8,341	1,496,312
Cheryl Francis	39,846,699	199,124	8,132	1,496,312
Steve Kaplan	39,808,999	243,090	1,866	1,496,312
Gail Landis	39,928,094	117,681	8,180	1,496,312
Bill Lyons	39,913,226	131,984	8,745	1,496,312
Jack Noonan	39,852,103	199,041	2,811	1,496,312
Paul Sturm	39,773,459	271,761	8,735	1,496,312
Hugh Zentmyer	39,843,009	202,156	8,790	1,496,312

The reapproval of the performance measures included in the Stock Plan were approved with the voting as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
39,814,981	226,093	12,881	1,496,312

The appointment of KPMG as Morningstar’s independent registered public accounting firm for 2016 was ratified with the voting as follows:

Votes For	Votes Against	Abstentions
41,540,211	7,652	2,404

Item 8.01.  Other Events.

On May 13, 2016, Morningstar issued a press release announcing that its Board of Directors has approved a quarterly cash dividend of 22 cents per share payable July 29, 2016 to shareholders of record as of July 8, 2016.  A copy of the press release is filed as Exhibit 99.1 to this Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d)                                Exhibits:

Exhibit No.	Description

99.1	Press Release dated May 13, 2016 regarding quarterly dividend.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORNINGSTAR, INC.

Date: May 16, 2016	By:	/s/ Heidi Miller
	Name:	Heidi Miller
	Title:	Corporate Secretary